EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2007, with respect to the consolidated financial statements of Gold Crest Mines, Inc., included in its Registration Statement on Form 10-SB filed with the Securities and Exchange Statement filed on January 8, 2007, as amended August 6, 2007, which has been incorporated by reference in its entirety in this Registration Statement on Form S-8.

September 4, 2007

DeCoria Maichel & Teague, P.S.

Spokane, Washington